Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP):
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-160000) and Form S-8 (No. 333-151317) of Western Gas Partners, LP of our report dated November 5, 2010, with respect to the consolidated balance sheets of Western Gas Partners, LP as of December 31, 2009 and 2008, and the related consolidated statements of income, equity and partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears in the Current Report on Form 8-K dated November 5, 2010, which references our report dated March 11, 2010 with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Western Gas Partners, LP.
/s/ KPMG LLP
Houston, Texas
November 5, 2010

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